UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 12, 2009 (Date of earliest event reported)
PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)
California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market, Spear Tower, Suite 2400, San Francisco, CA		94105
(Address of principal executive offices)		(Zip code)
415-267-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)
California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California		94177
(Address of principal executive offices)		(Zip code)
(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On March 13, 2009, PG&E Corporation made an equity contribution of $450 million to its subsidiary, Pacific Gas and Electric Company (Utility), in order to maintain the 52% common equity target authorized by the California Public Utilities Commission (CPUC) and to ensure that the Utility has adequate capital to fund its capital expenditures.

Item 8.01 Other Events

Approval of SmartMeterTM Program Upgrade

On March 12, 2009, the CPUC authorized the Utility to upgrade elements of its SmartMeterTM advanced metering infrastructure project.  The CPUC authorized funding of $466.8 million, including $400 million of capital costs, to be recovered through an increased revenue requirement.  The Utility intends to install upgraded electric meters with associated devices that would offer an expanded range of service features for electric customers that would support energy conservation and demand response options, such as the enablement of "smart" appliances that could use energy more wisely in response to near real-time energy data.  These upgraded meters would also increase operational efficiencies for the Utility through, among other things, the ability to remotely connect and disconnect service to electric customers.  In addition, the upgraded electric meters are designed to facilitate the Utility’s ability to incorporate future advanced metering technology innovations in a timely and cost-effective manner.

The $466.8 million in funding for upgrades to the SmartMeterTM program is in addition to the $1.74 billion that the CPUC previously authorized the Utility to recover in estimated SmartMeterTM program costs, including an estimated capital cost of $1.4 billion.

The Utility’s ability to recognize the expected benefits of its SmartMeterTM advanced metering infrastructure remains subject to a number of risks, including whether the Utility incurs additional advanced metering project costs that the CPUC does not find reasonable or that are not recoverable in rates, whether the project is implemented on schedule, whether the Utility can successfully integrate the new advanced metering system with its billing and other computer information systems, and whether the new technology performs as intended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: March 13, 2009	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: March 13, 2009	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary